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                                                                EXHIBIT 10.1


                               STOCK SALE PLAN

         This Stock Sale Plan (this "Plan") is entered into this 11 day of August, 2003 between DANIEL E. PENNI (the "Participant") and ROBERT W. BAIRD & CO. (the "Broker").

                                  RECITALS

         The Participant desires to establish this Plan to systematically sell shares of common stock, par value $0.001 per share (the "Stock"), of APPLIED DIGITAL SOLUTIONS, INC. (the "Issuer").

         The Participant desires to engage the Broker to effect sales of shares of the Stock in accordance with this Plan.

         The Stock is traded on the Nasdaq SmallCap Market (the "Exchange").

                                  AGREEMENT

         Therefore, the Participant and the Broker hereby agree as follows:

         1. The Broker shall effect a sale (each a "Planned Transaction"), commencing September 1, 2003 of 50,000 shares of Stock, at a price of $0.50 per share or better, on the 1st day of each month, or the next trading day if any such specified day is not a trading day, on which the Exchange is open and the stock trades regular way trading.

         2. This Plan shall become effective on the date hereof and shall terminate on the earliest to occur of:

               o  600,000 shares of Stock having been sold; or
               o  the death of the Participant.

Notwithstanding the foregoing provisions of this Paragraph 2, the Participant may terminate this Plan at any time by providing written notice of termination prior to the requested date of termination.

         3. The Participant is indebted to the Issuer under that certain promissory note dated March 23, 1999, in the principal amount $450,000.00 (the "Note"). Currently, $420,000.00 is outstanding under the Note. The Participant agrees he shall remit the net proceeds (net of broker commissions, fees, applicable income taxes and other charges, if any) realized from each Planned Transaction to the Issuer until such time as the Participant's obligations under the Note are repaid in full.

         4. The Participant understands that if the Broker is not able to effect part or all of a Planned Transaction consistent with ordinary principles of best execution or due to a market disruption or a legal, regulatory, or contractual restriction applicable to the Broker, then the Broker shall effect such Planned Transaction, or part thereof, as promptly as practical consistent with ordinary principles of best execution


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and after the cessation or termination of any such market disruption, applicable restriction, or other event, provided that no such Planned Transaction shall be effected after the termination of this Plan. However, if at any time the Broker must exercise his discretion in effecting a Planned Transaction, the Broker must not be aware of any material non-public information.

         5.       The Participant represents and warrants that he:

                  (a) is not currently aware of any material nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock);

                  (b) is not subject to any legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from conducting the Planned Transactions in accordance with this Plan;

                  (c) is entering into this Plan in good faith and not as part of a plan or scheme to evade the prohibitions of SEC Rule 10b5-1;

                  (d) owns free and clear of any liens, claims, encumbrances or other restrictions the shares of Stock to be sold under this Plan;

                  (e) is an affiliate of the Issuer for purposes of SEC Rule 144; and

                  (f) is currently able to purchase and sell shares of Stock in accordance with the Issuer's insider-trading policies and has obtained the approval of the Issuer's General Counsel (or other appropriate compliance officer) to enter into this Plan at this time which approval is evidenced below by the Issuer's acknowledgement hereof.

         6. The Participant shall immediately notify the Broker if the Participant becomes subject to a legal, regulatory, or contractual restriction or undertaking that would prevent the Broker from making Planned Transactions under this Plan, and, in such a case, the Participant and the Broker shall cooperate to amend or otherwise revise this Plan to take account of the restriction or undertaking (but neither party shall be obligated to take any action that would be inconsistent with SEC Rule 10b5-1(c)).

         7. It is the parties' intent that this Plan comply with the requirements of SEC Rule 10b5-1(c)(1) and this Plan shall be interpreted to comply with the requirements thereof. Any provision of this Plan that cannot be construed in accordance with Rule 10b5-1(c) shall be void.

         8. If the Participant is an "affiliate" of the Issuer for purposes of SEC Rule 144, as represented by the Participant above, then the Broker agrees to conduct all Planned Transactions in accordance with the manner-of-sale requirement of Rule 144, and in no event shall the Broker effect any such Planned Transaction if it would exceed the then-applicable volume limitation under Rule 144, assuming that the sales under this Plan are the only sales subject to that limitation. The Participant agrees not to take, and agrees to cause any person or entity with which he or she would be required to aggregate sales of Stock under paragraph (a)(2) or (e) of Rule 144 not to take, any action that would cause any such sale not to comply with Rule 144. The Participant will be responsible for making all required Form 144 filings.

         9. The Participant acknowledges that the Issuer may suspend the Planned Transactions at such times and for such periods as may be advisable to ensure compliance with, among other things,


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applicable securities laws and regulations, rules of the Exchange, or contractual or accounting requirements in connection with acquisitions or dispositions by the Issuer or the Issuer's purchases or sales of its securities. Any such suspension shall be communicated to the Broker in writing by the Issuer's General Counsel or other appropriate compliance officer and shall contain an acknowledgment that such suspension is being made in accordance with Rule 10b5-1(c).

         10. The Broker agrees not to use any information about the Planned Transactions in connection with purchases or sales of, or trading in, any securities of the Issuer, or derivative securities thereof, or provide other people with such information or recommend that other people buy or sell securities based upon such information.

         11. The Participant agrees to make, or to assist the Issuer in making, all filings required under Sections 13(d) and 16 of the Securities Exchange Act of 1934 (e.g., Forms 4 and 5) with respect to the Planned Transactions. The Broker shall have no responsibility for any such filings.

         12. The Participant agrees that the Issuer, in its discretion, may publicly disclose the existence and terms of this Plan.

         13. All share numbers and dollar amounts set forth in this Plan shall automatically be adjusted to reflect stock splits, stock dividends, and similar events occurring after the date hereof.

         14. The Participant may trade in securities of the Issuer in addition to the Planned Transaction, provided that the Participant complies with the insider-trading policies of the Issuer and applicable regulatory requirements and the Participant does not enter into or alter a corresponding or hedging transaction or position with respect to the Planned Transactions. The Participant agrees to promptly notify the Broker of any transaction in the Stock by the Participant other than a Planned Transaction pursuant to this Plan.

         15. This Plan may be amended only by a writing executed by the Participant and the Broker that is acknowledged by the Issuer. Any such writing shall contain the Participant's representation that he or she knows of no material nonpublic information regarding the Issuer or any of its securities (including the Stock) as of the date thereof.

         IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date first written above.

                                            PARTICIPANT

                                            By: /s/ Daniel E. Penni
                                               --------------------
                                               DANIEL E. PENNI





                                            BROKER: ROBERT W. BAIRD & CO.

                                            By: /s/ Robert Heidenrich
                                               ----------------------
                                               Robert Heidenrich
                                            Its: Senior Investment Consultant

Acknowledged by:

APPLIED DIGITAL SOLUTIONS, INC.

By: /s/ Michael E. Krawitz
   -----------------------
   Michael E. Krawitz
Its: Executive Vice President, General Counsel and Secretary




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